SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                                 April 30, 1998



                                GEOKINETICS INC.

               (Exact name of Registrant as specified in charter)


           DELAWARE                     0-9268                  94-1690082
(State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                File Number)         Identification No.)


5555 SAN FELIPE, SUITE 780, HOUSTON, TEXAS                    77056
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code:  (713) 850-7600
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On April 30, 1998, Registrant acquired all of the outstanding capital stock of Geophysical Development Corporation, a Texas corporation ("GDC"), from Fred J. Hilterman, N. Wayne Lauritzen, Reginald N. Neale and John W.C. Sherwood pursuant to the terms of a Stock Purchase Agreement (the "GDC Agreement") among Registrant, GDC and the holders of all of the outstanding capital stock of GDC. GDC is a Houston, Texas-based provider of seismic data processing, software and consultation services. Pursuant to the GDC Agreement, Registrant acquired 6,750 shares of GDC's common stock (the "GDC shares"), representing 100% of the outstanding capital stock of GDC from the shareholders of GDC in exchange for (I) cash in the amount of $26,000,000 and (ii) 1,000,000 newly-issued shares of Registrant's Common Stock, $0.01 par value per share (the "Common Stock"). In addition, Registrant agrees to grant options entitling certain employees of GDC to purchase up to an aggregate of 1,000,000 shares of the Common Stock at an exercise price of $3.00 per share. Effective April 30, 1998, the Registrant also entered into employment agreements with certain of the former GDC shareholders, pursuant to which such former GDC shareholders were granted options to purchase up to an aggregate of 400,000 shares of Common Stock at an exercise price equal to the closing price per share of the Common Stock on April 30, 1998. The amount of consideration paid by Registrant to the former GDC shareholders for the acquisition of the GDC Shares was determined as a result of arms-length negotiations and agreement between unrelated parties.

            The description contained herein of Registrant's acquisition of the GDC Shares is qualified in its entirety by reference to the GDC Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

            In order to finance the acquisition of the GDC Shares, Registrant completed a private offering in the amount of $40,000,000 of certain securities designated as its 12.0% Senior Subordinated Notes (the "Notes") to DLJ Investment Partners, L.P. ("DLJ") and certain additional investors (DLJ and certain other investors being referred to herein collectively as, the "Purchasers") pursuant to the terms of a Securities Purchase Agreement dated as of April 30, 1998, by and among the Registrant and the Purchasers. In addition, the Registrant (i) caused certain of its wholly-owned subsidiaries to execute guarantees of the Notes pursuant to an Indenture executed by each of them, (ii) granted warrants ("Warrants") to the Purchasers entitling them to purchase up to an aggregate of 7,618,594 shares of Common Stock at a price of $2.00 per share, subject to certain adjustments, and (iii) granted certain registration rights in favor of the Purchasers with respect to the Notes, the Warrants and the shares of Common Stock which may be acquired upon exercise of the Warrants.

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
ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

            (a)   Financial Statements of Business Acquired

                  As of the date of filing of this Current Report on Form 8-K, it is impracticable to provide the financial statements required by this Item 7(a) with respect to the acquisition of Geophysical Development Corporation. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 15, 1998.

            (b)   Pro Forma Financial Information

                  As of the date of filing of this Current Report on Form 8-K, it is impracticable to provide the financial information by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after May 15, 1998.

            (c)   Exhibits

                  (2.1)* Stock Purchase Agreement dated as of March 24, 1998, among Registrant, Geophysical Development Corporation and the holders of all of the capital stock of Geophysical Development Corporation.

                  (4.1)*+ Securities Purchase Agreement dated as of April 30, 1998, among Registrant, DLJ Investment Partners, L.P. and certain additional investors.

                  (4.2) Warrant Agreement dated as of April 30, 1998, among Registrant, DLJ Investment Partners, L.P. and certain additional investors.

                  (4.3) Note Registration Rights Agreement dated as of April 30, 1998, among Registrant, DLJ Investment Partners, L.P. and certain additional investors.

                  (4.4) Indenture dated as of April 30, 1998, executed by the Registrant, HOC Production Co., Inc., Geokinetics Production Co., Inc., Quantum Geophysical, Inc., Geoscience Software Solutions, Inc., Signature Geophysical Services, Inc., Reliable Exploration, Incorporated, and Geophysical Development Corporation.

                  (4.5) Tag Along-Drag Along Agreement dated as of April 30, 1998 among Registrant, DLJ Investment Partners, L.P. and certain additional investors.

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
                  (99)  Press Release Dated May 1, 1998

* Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted exhibit or schedule to the attached Exhibit, all of which omitted exhibits or schedules are listed on the last page of the attached Exhibit.

+ To be filed by amendment.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein to duly authorized.


Dated:  May 15, 1998


                                GEOKINETICS INC.



                                By: /s/ JAY D. HABER
                                    Jay D. Haber, Chief Executive Officer

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